UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2013

GOLDEN GLOBAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54528	N/A
(State of Incorporation)	(Commission File No.)	(Tax ID No.)

#94 – 5348 Vegas Drive

Las Vegas, NV 89108-234

(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  702-472-8844

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

[ ]  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c)).

Explanatory Note

The Company is amending this Current Report on Form 8-K, originally filed September 13, 2013, SEC File No. 000-54528, solely for the purpose of correcting a typographical error and add additional information to #2.  No other information has been changed.

Section 5 – Corporate Governance And Management

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Board of Directors Golden Global Corp. (the “Company”) announce that:

1.

John Robert Hope resigned as an officer and a director of the Company effective September 12, 2013.  There have been no disagreements between the Company and Mr. Hope, known to an executive officer of the Company on any matter relating to Company’s operations, policies or practices. Mr. Hope was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein. Any letter received by the Company from Mr. Hope will be filed as an exhibit to this form 8-K by way of amendment within 3 business days of receipt.  Mr. Hope will continue to serve as the President of the Company’s wholly-owned subsidiary, Golden Global Mining Corp.

2.

On September 12, 2013, the Board of Directors appointed Robert Leyne Lee as the Company’s Chief Executive Officer, President and director.  A description of Mr. Lee’s relevant business experience is detailed below.

Mr. Lee has extensive experience in the tree crop sector in Southeast Asia and was a registered consultant with the World Bank and the other affiliated regional Banks.  He served as an independent consultant for finance and business development for companies in the US and many countries worldwide.  For the last 12 years he worked with OTCBB and OTC market companies as Consultant, Advisor and CEO.  Mr. served as an officer and director of Empyrean Holdings, Inc. (now American Asset Development, Inc.) from March, 2001 until July 2010.

Family Relationships

Mr. Lee does not have a family relationship with any of the officers or directors of the Company.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

3.

In connection with his appointment, Mr. Lee entered into a compensation agreement under which the Company agreed to pay Mr. Lee $7,500 as a one-time sign on bonus in consideration of consulting work done since the beginning of 2013.  Additionally, Mr. Lee will receive a monthly salary of $3,000, payable in cash, and $2,000, payable in stock.  Stock payments shall be paid quarterly.  Mr. Lee will serve for a term of one year.  Additional terms of employment must be approved by a vote of security holders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert L. Lee

Robert L. Lee, President